Exhibit 10.5

REF: ZH78191612003

Comprehensive Credit Contract

Directory

Chapter one	Definitions and interpretation
Chapter two	The maximum credit limits and Specific line of credit
Chapter three	The period of credit
Chapter four	Usage of the Maximum Credit Limits and Specific Line of Credit
Chapter five	The Fees
Chapter six	Adjustment of the Maximum Credit Limits and Specific Line of Credit
Chapter seven	Guarantee
Chapter eight	Commitment of Party B
Chapter nine	Commitment of Party A
Chapter ten	Effect of Contract
Chapter eleven	Disputes and Resolution
Chapter twelve	Integrity of the Contract
Chapter thirteen	Supplementary Provisions

Comprehensive Credit Contract

Party A: SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD

Add: Building A, Industrial Area, Renmin Road, Guanlan street, Bao'an District, Shenzhen, china

Legal Representative: Pan Dangyu

Tel:

Fax:

Party B: China everbright bank CO.,LTD Shenzhen Branch

Add: No.26 of 7th zizhu road Zhuzilin, Futian district,

shenzhen, guangdong,

Tel:

Fax:

In accordance with the relevant laws and regulations, such as “Republic of China on Commercial Banks” and “Interim Measures of commercial banks authorize and credit”and“Guidelines for Risk Management of Credit business of Commercial Bank Group's customers”, Based on equality, voluntariness, the principle of good faith,Party A and Party B make the agreement after the equal consultations, and both of them are willing to follow all terms of the contract.

Part 1 Definitions and interpretation

1. Except as otherwise explained in the context, the following terms of this agreement are defined as below:

Comprehensive credit: Party B shall provide one or several conditional commitments by credit support to Party A.

Specific business: According to comprehensive credit, Party B shall provide the loans, bank acceptances, trade finance and other specific credit business to Party A.

The maximum credit limits: According to comprehensive credit, the highest balance of debt principal by using the specific businesses, Party A can apply to Party B within the validity period of the comprehensive credit agreement.

Specific line of credit: According to the maximum credit limits, the highest balance of debt principal by using one specific business Party A can apply to Party B within the validity period of the comprehensive credit agreement.

Used line of credit: According to specific line of credit, the sum of debt principal by using one specific outstanding business Party A applied within the validity period of the comprehensive credit agreement.

Specific business contract: The contract signed by Party A and Party B about the specific using of the business and Line of credit.

Part 2 The maximum credit limits and Specific line of credit

2. The maximum credit limits under this contract (Total local currency and foreign currency , foreign currency are translated into RMB at the benchmark rate which the date of signing the agreement): RMB20,000,000.00

Both parties agree that this Agreement under the maximum credit limits including the outstanding business of original Comprehensive Credit Agreement (Agreement Number: _____________________)

3. According to the maximum credit limits, the specific line of credit is:

Bank acceptances: the specific line of credit RMB20,000,000.00

Part 3 The period of credit

4.The period of the maximum credit limits: from 28th Dec, 2016 to 27th Dec, 2017.

The period of the specific business is determined by the specific contract, but the start date of the specific business must not exceed the effective use of the deadline of the maximum credit limits.

Part 4    Usage of the Maximum Credit Limits and Specific Line of Credit

5. According to the maximum credit limits, Party A can apply to use the specific line of credit once or several times during the period of credit. Party B determines the scope, amount and period of specific business by the credit situation of Party A based on the credit policy of Party B.

6. Provisions of revolving usage: During the period of the maximum credit limits, Party A can revolve the line of credit. The debt of one specific business is paid off, the same kind of new specific business can be used except that Party B prohibited revolving.

7. Party A and Party B should sign specific contract for specific business. If the specific business contract is inconsistent with this agreement, it should be subject to specific business contract. For example, Party A has been identified as customers of the Group under the " Guidelines for Risk Management of Credit business of Commercial Bank Group's customers " and other relevant laws and regulations

Part 5       The Fees

8. According to each specific business contract, Party A and Party B should conform to the interest rate, exchange rate, fee rate and other fees charged by Party B in the specific contract.

Part 6 Adjustment of the Maximum Credit Limits and Specific Line of Credit

9. Party B has the right to adjust the maximum credit limits and specific line of credit and the period or end the line of credit when one of the following things happens:

(1)   Country's monetary policy has dramatic adjustment;

(2)   The region of Party A is suffering or will suffer financial risks;

(3)   The market related to Party A has great change;

(4)   Party A is suffering or will suffer significant operational difficulties or risks;

(5)   Party A appears merger, acquisition reorganization, discrete, termination or other major institutional change, Party B think that may affect the safety of loan:

(6)   Party A refused to accept the supervision and inspection about usage of funds and operating financial activities;

(7)   Without the consent of the lender loans, Party A change the original purpose of loans, misappropriation of loans or engaged in illegal or irregular transactions;

(8)   Providing false information or withheld important operations of the financial facts

(9)   Party A has such acts as transfer of property, withdrawal of funds or avoiding debt;

(10) Party A is considered as a Group Account according to the "Commercial Bank Group guidelines for customer credit risk management business", or other relevant laws and regulations. Through related party transactions, potential evasion of bank debt

(11) Party A has the act of violation of commitments under this Agreement;

(12) Guarantor of this Agreement suffers the serious shortage of funds or operating difficulties, which has seriously affected the security capabilities;

(13) Collateral for the guarantee damages, endangering the Party B's debt security;

(14) There occurs everything, according to Party B’s opinion, which decreases the solvency of Party A or damages the interests of Party B.

(15) Party A fails to perform any obligations in specific business contract;

10. After signing the contract, Party A can apply to adjust specific line of credit in writing. After the written consent of Party B, the contract can be adjusted, and not subject to the constraints. The written application and written consent are considered to the modification of the part 3, which has the same power of the contract.

Part 7 Guarantee

11. In order to ensure that claims under this agreement are satisfied, take the following guaranty methods:

The guarantor SHEN ZHEN HIGHPOWER TECHNOLOGY CO.,LTD / HUIZHOU HIGHPOWER TECHNOLOGY CO., LTD. / Lcon Energy systems (Shenzhen) CO., Ltd. And Pan Dangyu signed “Guaranty Contract of Maximum Amount”, which number is “GB78191612003-1、GB78191612003-2、GB78191612003-3、GB78191612003-4 ” with Party B.

12. In spite of agreed guaranty method, when both parties are involved in specific business, if Party B deems necessary, Party B also has the right to require other guarantees from Party A. Party A can not refuse the requirement because of agreed guarantee in this part.

Part 8 Commitment of Party B

13. Party A applies to use the specific credit in accordance with the agreement, Party B should examine and notice the result to Party A in time.

Part 9 Commitment of Party A

14. Party A should pay off the debt and fees on time according to the specific business credit.

15. The using of fund under the specific contract should follow the provisions of the law and the agreement, and accept Party B's examination at any time.

16. During the period of credit, Party A should submit to Party B true financial statements, truthfully provide major domestic bank, bank account, deposit and loan balance and other relevant information of the operating conditions.

17. If Party A is considered as a Group Account according to the "Commercial Bank Group guidelines for customer credit risk management business", or other relevant laws and regulations. During the credit period, Party A shall promptly report to Party B about more than 10% of net assets associated with the transaction, including but not limited to:

(1) the parties to the transaction of the association;
(2) trading program and nature of the transaction;
(3) the amount of the transaction or the corresponding ratio;
(4) pricing policies (including no amount or only nominal amounts of transactions)
(5) requirements of laws, regulations or other circumstances required by Party B.

18. During the period of credit, Party A should notice Party B in advance when providing guarantee for third party, which can not affect the ability to pay off debt.

19. During the period of credit, Party A has the following obligation:

(1)If the legal representative or legal residence, place of business, or the registered capital of a major investment in equity change, Party A shall notice to Party B within 15 days from the date of change and provide the relevant information.

(2) During the credit period, Party A involves in significant litigation, arbitration or other judicial proceedings, administrative punishment procedures, or a significant change in operating conditions and financial condition, which may affect the realization of Party B’s debt, Party A shall notify Party B immediately.

(3) During the credit period, any activities of assets reorganization (such as mergers, acquisitions, discrete), or changes of business, or activities changes the organization, operation mode, or dissolution, bankruptcy application, should notify Party B two months in advance, and should pay off all the debts of Party A or perform the debt responsibilities.

20. If Party A fails to the rule of any specific business contract, then it can be deemed to breach the agreement, and Party B has the right to end the agreement and require all outstanding claims.

Any damages to Party B caused by Party A’s breach of contract, Party A should assume full obligations.

Part 10 Effect of Contract

21. This contract comes into effect when it signed by both parties’ the legal representative or agent or sealed and stamped.

Part 11 Disputes and Resolution

22. If two parties have a dispute, amicable settlement is accepted firstly. Necessary action is needed if the consultation fails, either party may apply to the local court.

Part 12 Integrity of the Contract

23. Every specific business contract signed by Party A and Party B is the effective part of this agreement, which make up integrity agreement.

24. If Party A fails to perform the provisions of any specific business contract, then it can be deemed to breach the agreement, and Party B has the right to end the agreement and require all outstanding claims.

25. Agreed by Party B, Party A can authorize all or part of the line of credit under this agreement to other units to use, and name of the unit is authorized to enter into with the relevant specific business contract signed with Party B, the specific content shall prevail by "credit line to use the power of attorney" issued by Party A and approved by Party B.

26. In the "line of credit using the power of attorney" or "buy-back guarantee amount to use the power of attorney", it is not necessary to clear the specific business of the specific line of credit under Article 3.

27. Party A in the " power of attorney for using line of credit " must clarify whether the authorized organization can be delegated or not.

28. Matters not covered in this Agreement, the parties maybe reach a written agreement as an annex to this Agreement which is the integral part of this agreement, and has the same legal effect.

Part 13 Supplementary Provisions

29. This agreement is in duplicate, Party A has one copy, Party B has one copy, which have the same legal effect.

30. This agreement is signed on 28th Dec, 2016 in Shenzhen.

31. The two parties agreed to notarize the contract and promise to give the contract enforceability. When the party fails to perform, do not fully comply with any legal obligations, Party B has the right to direct the people's court having jurisdiction for enforcement. Party A makes no objection to the enforcement application under the agreement. (Not applicable)

32. If at any time, any provision of this contract in any way becomes illegitimate, invalid or unenforceable, the legality, validity or enforceability of the other provisions of this contract is not affected.

33. Under this agreement In the event of bank acceptance bill business, "bank acceptance agreement" signed by                    the specific operations undertaken by the Branch Office, all the rights and obligations under "banker's acceptance agreement" borne by                                ..

34. other

Party A (Stamp)

Signature of legal representative or deputy:

Party B (Stamp)

Signature of legal representative or deputy: